EXHIBIT 10.1

CONFIDENTIAL PORTIONS MARKED [*******] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Master Confirmation of OTC ASAP Minus (VWAP Pricing)

Date:	March 13, 2007	ML Ref: •
To:	Franklin Resources, Inc. (“Counterparty”)
Attention:	Shelly Painter
From:	Merrill Lynch International (“MLI”)
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ

Dear Sir / Madam:

The purpose of this letter agreement (the “Master Confirmation”) and each supplemental confirmation substantially in the form attached hereto as Exhibit A (each, a “Supplemental Confirmation” and the Supplemental Confirmations, together with the Master Confirmation, this “Confirmation”) is to confirm the terms and conditions of each of the above-referenced transactions entered into between Counterparty and MLI through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S” or “Agent”) on the respective Trade Dates specified in the Supplemental Confirmations (each, a “Transaction” and collectively, the “Transactions”). This Confirmation constitutes a “Confirmation” both on behalf of MLI, as referred to in the ISDA Master Agreement specified below, and on behalf of MLPF&S, as agent of MLI.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the Swap Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, in the event of any inconsistency between the Definitions and the Master Confirmation, the Master Confirmation will govern, and in the event of any inconsistency between the Master Confirmation and any Supplemental Confirmation, the Supplemental Confirmation will govern. References herein to any “Transaction” shall be deemed to be references to a “Share Forward Transaction” for purposes of the Equity Definitions and a “Swap Transaction” for the purposes of the Swap Definitions.

This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transactions to which this Confirmation relates. This Confirmation (notwithstanding anything to the contrary herein), shall be subject to an agreement in the 1992 form of the ISDA Master Agreement (Multicurrency Cross Border) (the “Master Agreement” or “Agreement”) as if we had executed an agreement in such form (but without any Schedule and with elections specified in the “ISDA Master Agreement” Section of the Master Confirmation) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of each Transaction.

The terms of each Transaction to which the Master Confirmation relates are as follows:

General Terms:

Trade:

With respect to each Transaction, Counterparty, subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, will purchase from MLI Shares in an amount equal to the Number of Shares (such Shares, the “Repurchase Shares”). On the Initial Settlement Date, (A) Counterparty will make an initial payment for the Repurchase Shares by delivering an amount equal to the Initial Settlement Amount by wire transfer of immediately available funds to an account designated by MLI and (B) MLI will deliver the Repurchase Shares to Counterparty. The parties understand and agree that the delivery of the Repurchase Shares by or on behalf of MLI upon the payment of the Initial Settlement Amount by Counterparty is irrevocable and that as of the Initial Settlement Date Counterparty shall be the sole beneficial owner of the Repurchase Shares for all purposes. The parties further understand and agree that the terms and conditions of each Transaction will have the effect of increasing or decreasing the purchase price for the Repurchase Shares to an amount greater than or less than the Initial Settlement Amount.

Trade Date:	For each Transaction, as set forth in the corresponding Supplemental Confirmation.

Buyer:	MLI

Seller:	Counterparty

Shares:	Shares of common stock, par value USD $0.10 per share, of Counterparty (Symbol: BEN)

Number of Shares:	For each Transaction, as set forth in the Supplemental Confirmation.

Initial Share Price:	For each Transaction, as set forth in the Supplemental Confirmation, to be the Relevant Price as of the Trade Date.

Initial Settlement Amount:	The product of the Number of Shares and the Initial Share Price.

Initial Settlement Date:	The Exchange Business Day following the Trade Date.

Forward Price:	The Initial Share Price.

Exchange:	New York Stock Exchange

Related Exchange(s):	All Exchanges

Market Disruption Event:

The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by replacing the words “at any time during the one-hour period that ends at the relevant Valuation Time” in the third line thereof with the words “at any time on any Scheduled Trading Day during the Valuation Period or” after the word “material”.

Aggregate Adjustment Amount:	For each Transaction, as set forth in the Supplemental Confirmation.

Valuation:

Valuation Period:

For each Transaction, each Scheduled Trading Day from and including the Initial Settlement Date up to and including the Valuation Date; provided, that with respect to each Suspension Event (if any) affecting such Scheduled Trading Days, MLI may, by written notice to Counterparty (which notice shall not specify the reason for MLI’s election to suspend the Valuation Period), exclude the Scheduled Trading Day(s) on which such Suspension Event has occurred (such days, “Suspension Event Days”) and extend the last possible Valuation Date by the total number of such Suspension Event Days; provided, further, that notwithstanding anything to the contrary in the Equity Definitions, to the extent that any Scheduled Trading Days in the Valuation Period are Disrupted Days, the Calculation Agent may exclude such Disrupted Days and extend the last possible Valuation Date by the number of such Disrupted Days (in addition to any Suspension Event Days, without duplication).

Suspension Event:

Each and every one of the following events: (i) MLI concludes, in its sole discretion, that Counterparty will be engaged in a distribution of the Shares for purposes of Regulation M or that the “restricted period” in respect of such distribution has not yet been completed; (ii) MLI commercially reasonably concludes, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements for it to refrain from purchasing Shares during any part of the Valuation Period; (iii) Counterparty is subject to a third-party tender offer; or (iv) a Potential Repurchase Day is elected.

Potential Repurchase Day:

A Scheduled Trading Day specified by the Counterparty by notice to MLI prior to 3 p.m. New York City time on the Trading Day immediately preceding such day; provided that Counterparty may not specify more than five Potential Repurchase Days during the Valuation Period. On a Potential Repurchase Day the Counterparty may purchase Shares in a manner consistent with the conditions of Rule 10b-18(b) of the Exchange Act.

Exclusion Mechanics:

With respect to each Suspension Event Day and Disrupted Day (each, an “Exclusion Day”), the Calculation Agent must determine whether (i) such Exclusion Day should be excluded in full, in which case such Exclusion Day shall not be included for purposes of determining the Settlement Price, or (ii) such Exclusion Day should only be partially excluded, in which case the VWAP Price for such Exclusion Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions in the Shares on such Exclusion Day effected during the portion of the Scheduled Trading Day unaffected by such event or events, and the weighting of the VWAP Prices for the relevant Scheduled Trading Days during the Valuation Period shall be adjusted by the Calculation Agent for purposes of determining the Settlement Price. If a Disrupted Day occurs during the Valuation Period, and each of the nine immediately following Scheduled Trading Days is a Disrupted Day, then the Calculation Agent may either (i) determine the VWAP Price for such ninth Scheduled Trading Day and adjust the weighting of the VWAP Prices for the relevant Scheduled Trading Days during the Valuation Period as it deems appropriate for purposes of determining the Settlement Price based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares or (ii) disregard such day for purposes of determining the Settlement Price and further postpone the Valuation Date, in either case as it deems appropriate to determine the VWAP Price. In the event that there are Exclusion Days arising from a Suspension Event described in Clause (i) or (iv) under “Suspension Event” above, then MLI shall not purchase Shares in connection with the relevant transaction during each such Exclusion Day that is fully excluded and during each portion of a partially excluded Exclusion Day that is affected by such Suspension Event.

Valuation Date

For each Transaction, the earlier to occur of the date set forth in the Supplemental Confirmation (as the same may be postponed in accordance with the provisions hereof) (the “Scheduled Valuation Date”) and any Accelerated Valuation Date.

Accelerated Valuation Date:

For each Transaction, any date, occurring on or after the First Acceleration Date but prior to the Scheduled Valuation Date, designated by MLI to be the Valuation Date; MLI shall notify Counterparty of such designation prior to 3 p.m. New York City time on the Scheduled Trading Day immediately following such Accelerated Valuation Date. For the avoidance of doubt, MLI may only make one such notification with respect to each Transaction.

First Acceleration Date:	For each Transaction, as set forth in the Supplemental Confirmation.

Settlement Terms:

Settlement Currency:	USD

Settlement Method Election:	Applicable; provided that Section 7.1 of the Equity Definitions is hereby amended by deleting the word “Physical” in the sixth line thereof and replacing it with the words

“Net Share” and deleting the word “Physical” in the last line thereof and replacing it with the word “Cash”.

Electing Party	Counterparty

Settlement Method Election Date:	The 5th Scheduled Trading Day immediately preceding the relevant First Acceleration Date.

Default Settlement Method:

Cash Settlement, and for this purpose, the words “the settlement method shall be” in the 13th line of Section 7.1 of the Equity Definitions shall be replaced by the words “such non-delivery shall (notwithstanding the first paragraph of “Other Share Deliveries in lieu of Cash Payment” pursuant to a Master Confirmation dated March 13, 2007 between MLI and the Counterparty), constitute an irrevocable election by the Electing Party that the settlement method shall be, and the Settlement Method shall be,”.

Cash Settlement Payment Date:	Three Currency Business Days following the Valuation Date

Forward Cash Settlement Amount:

Notwithstanding Section 8.5 of the Equity Definitions, an amount in the Settlement Currency equal to the sum of (a) the Number of Shares multiplied by an amount equal to (i) the Settlement Price minus (ii) the Forward Price plus (b) the Aggregate Adjustment Amount. This amount shall be paid as specified by Section 8.4(a) of the Equity Definitions.

Settlement Price:	The arithmetic mean of the VWAP Prices of the Shares for each Scheduled Trading Day in the Valuation Period minus the Settlement Price Adjustment Amount.

Settlement Price Adjustment Amount:	For each Transaction, as set forth in the Supplemental Confirmation.

VWAP Price:

For any Scheduled Trading Day that is not an Exclusion Day, the daily volume weighted average price per Share traded on the New York Stock Exchange under the BEN ticker for such Scheduled Trading Day as reported on Bloomberg Page “BEN.N <Equity> AQR SEC” (or any successor thereto) or, in the event such price is not so reported on such Scheduled Trading Day, as reasonably determined by MLI. For the purpose of calculating the VWAP Price, the Calculation Agent will include only those trades which are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and pursuant to the conditions of Rule 10b-18(b)(3) and (b)(4) under the Exchange Act.

Net Share Settlement:

Net Share Settlement Procedures:	Net Share Settlement shall be made in accordance with the procedures described below under “Details of Net Share Settlement”.

Net Share Settlement Price:	The Relevant Price on the Net Share Valuation Date.

Initial Net Share Settlement Shares:	Notwithstanding Section 9.5 of the Equity Definitions, a number of Shares equal to the Forward Cash Settlement Amount divided by the Net Share Settlement Price.

Valuation Time:

As provided in Section 6.1 of the Equity Definitions; provided that Section 6.1 of the Equity Definitions is hereby amended by inserting the words “Net Share Valuation Date,” before the words “Valuation Date” in the first and third lines thereof.

Net Share Valuation Date:	The Exchange Business Day immediately following the Valuation Date.

Net Share Settlement Date:	The fifth Exchange Business Day immediately following the Valuation Date.

Reserved Shares:	Initially, 4,000,000 Shares; the Reserved Shares may be increased or decreased in a Supplemental Confirmation.

Relevant Price:

As provided in Section 1.23(b) of the Equity Definitions; provided that Section 1.23(b) of the Equity Definitions is hereby amended by replacing each occurrence therein of “the Valuation Date or Averaging Date, as the case may be,” with the term “such day”.

Stock Settlement Deficiency:	With respect to each Transaction, the occurrence of each date, if any, on which MLI determines that there is a Stock Settlement Deficiency Amount.

Stock Settlement Deficiency Amount:

The amount by which the value of the Initial Net Share Settlement Shares and any other Shares delivered by Counterparty to MLI pursuant to “Details of Net Share Settlement” below is less than the Forward Cash Settlement Amount, as determined by MLI.

Share Adjustments:

Method of Adjustment:

Calculation Agent Adjustment; provided, however, that an Extraordinary Dividend occurring with respect to a Transaction shall not constitute a Potential Adjustment Event, but the occurrence of an Extraordinary Dividend shall be an Additional Termination Event under the Agreement with respect to such Transaction, with such Transaction being an Affected Transaction and Counterparty being the Affected Party.

Extraordinary Dividends:

Each dividend or distribution payment (other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) or (B) of the Equity Definitions) having an ex-dividend date during the Valuation Period, other than the payment of the Ordinary Dividend Amount on each Scheduled Dividend Date. For the avoidance of doubt, the rescheduling of a Scheduled Dividend Date to an earlier date shall result in an Ordinary Dividend Amount payable on such rescheduled day becoming an Extraordinary Dividend.

Ordinary Dividend Amount:	For each Transaction, as set forth in the Supplemental Confirmation.

Scheduled Dividend Dates:	For each Transaction, as set forth in the Supplemental Confirmation.

Extraordinary Events:

Consequences of Merger Events:

Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Cancellation and Payment; for the avoidance of doubt, the value of any embedded optionality in the Transaction shall be taken into account in determining the Cancellation Amount.

Share-for-Combined:	Component Adjustment

Determining Party:	MLI

Consequences of Tender Offers:

Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Cancellation and Payment; for the avoidance of doubt, the value of any embedded optionality in the Transaction shall be taken into account in determining the Cancellation Amount.

Share-for-Combined:	Component Adjustment

Determining Party:	MLI

New Shares:

The definition of “New Shares” in Section 12.1 of the Equity Definitions shall be amended by inserting at the beginning of subsection (i) the following: “(i) where the Exchange is located in the United States, publicly quoted, traded or listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market LLC (or their respective successors) or otherwise,”.

Announcement Event:

If an Announcement Event occurs, the Calculation Agent will determine in good faith and in a commercially reasonable manner the economic effect of the Announcement Event on the theoretical value of the Transaction (including without limitation any change in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to the Transaction) from the Announcement Date to the Valuation Date. If such economic effect is material, the Calculation Agent will adjust the terms of the Transaction to reflect such economic effect. “Announcement Event” shall mean the occurrence of the Announcement Date of a Merger Event or Tender Offer.

Nationalization, Insolvency or Delisting:

Cancellation and Payment; provided, that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange or The NASDAQ National Market (or their respective successors); and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Determining Party:	MLI

Additional Disruption Events:

Change in Law:	Applicable

Insolvency Filing:	Applicable

Increased Cost of Stock Borrow:

Applicable; provided, that Sections 12.9(a)(viii) of the Equity Definitions is amended by deleting the words “the Initial Stock Loan Rate” and replacing them with “35 basis points” and Section 12.9(b)(v) of the Equity Definitions is amended by deleting the words “at a rate equal to or less than the Initial Stock Loan Rate” and replacing them with “at a rate equal to or less than 35 basis points”.

Hedging Party:	MLI

Determining Party;	MLI

Non-Reliance/Agreements and Acknowledgements Regarding Hedging Activities/Additional Acknowledgements:	Applicable

Details of Net Share Settlement:

In the event that Counterparty elects Net Share Settlement in accordance with the procedures described above, Counterparty shall cause to be delivered the lesser of (i) Initial Net Share Settlement Shares or (ii) the Reserved Shares. If a Stock Settlement Deficiency exists, MLI will notify Counterparty within five Scheduled Trading Days of the determination of such Stock Settlement Deficiency. Within one (1) Exchange Business Day of being notified by MLI of the occurrence of a Stock Settlement Deficiency, Counterparty shall deliver to MLI, at Counterparty’s sole discretion, either (x) an amount in cash (by wire transfer of immediately available funds) equal to the Stock Settlement Deficiency Amount or (y) additional Shares, the value of which is equal to the Stock Settlement Deficiency Amount (such number of shares being based on the Closing Price on the date of the notification by MLI to Counterparty of the Stock Settlement Deficiency). If Counterparty elects to deliver Shares pursuant to the preceding sentence and such Shares are subject to registration for resale as described below, Counterparty shall be obligated to deliver Shares to MLI, upon notification by MLI, until such time as (x) the aggregate amount received by MLI from the sale of any such Shares and any Initial Net Share Settlement Shares (net of costs and expenses attributable to such sales) equal the Forward Cash Settlement Amount or (y) until such time as Counterparty has delivered a number of Shares equal to the Reserved Shares (whichever of (x) and (y) occurs first).

At the election of Counterparty, the Initial Net Share Settlement Shares and any other Shares made as payment by Counterparty to MLI pursuant to the immediately preceding paragraph shall be delivered by Counterparty in Shares the resale of which shall be covered by a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and subject to a commission of USD 0.03 per Share payable to an affiliate of MLI; provided that if Counterparty elects not to provide a registration statement for such Shares or is unable to cover such resale of any such Shares by a registration statement, Counterparty may deliver Shares the resale of which need not be covered by a registration statement under the Securities Act. In the event Counterparty delivers Shares that are intended to be registered under the Securities Act, no later than five Scheduled Trading Days prior to any delivery, Counterparty shall have executed and delivered to MLI a Registration Rights Agreement (the “Registration Rights Agreement”), which among other things, will provide that MLI and any underwriters shall have access to the books and records of Counterparty and shall be entitled to conduct a “reasonable investigation” (within the meaning of the Securities Act) with respect to Counterparty, that MLI and any such underwriters shall be entitled to receive customary opinions of counsel and comfort letters in connection with offerings pursuant to the registration statement and that Counterparty shall pay all reasonable out-of-pocket expenses of MLI in connection therewith.

In the event that Shares which are not intended to be registered for resale under the Securities Act are delivered to MLI, MLI shall determine the value of such Shares by applying a discount of 2% for such unregistered Shares. In the event that Counterparty seeks to register Shares pursuant to the Registration Rights Agreement but has not been able to do so for a period of 10 days from the date of delivery of such Shares or in the event that Counterparty is in breach of the Registration Rights Agreement in a manner that would make it impossible or inadvisable for MLI to sell any Shares under the applicable registration statement, then such Shares shall cease to be considered Shares that Counterparty seeks to register under the Securities Act for the purposes of the applicable Transaction, and MLI may sell such Shares in an unregistered transaction or, alternatively, value such Shares in accordance with the immediately preceding sentence. In any such sale of Shares that are not registered under the Securities Act, MLI and the Counterparty shall prior to any such sale enter into a private placement agreement which among other things will detail the manner of sale and provide certain representations and warranties by the Counterparty.

In the event that Counterparty has elected Net Share Settlement and MLI has an obligation to pay the Financial Cash Settlement Amount to Counterparty, MLI shall deliver to Counterparty, for no additional consideration, a number of Shares equal to the Forward Cash Settlement Amount divided by the volume weighted average actual price paid by MLI in purchasing Shares to deliver to the Counterparty. Any such purchase of Shares for delivery to the Counterparty shall be made in a commercially reasonable manner and shall be delivered to the Counterparty within three Trading Days of the last such purchase.

Other Share Deliveries in Lieu of Cash Payment:

If Counterparty would be obligated to pay cash to MLI pursuant to the terms of the Agreement as a result of the declaration by Counterparty of an Early Termination Date as a result of an Event of Default or Termination Event with respect to MLI, without having had the right (other than pursuant to this paragraph) to elect to deliver Shares in satisfaction of such payment obligation, then Counterparty may elect that Counterparty deliver to MLI a number of Shares having an equivalent value (such number of Shares to be delivered to be determined by the Calculation Agent acting in a commercially reasonable manner and taking into account relevant factors, including whether or not the Shares are subject to legal or other restrictions on transfer and the costs and expenses associated with disposing of such Shares). Settlement relating to any delivery of Shares pursuant to this paragraph shall occur within a reasonable period of time and subject to the same provisions as to the treatment of whether such Shares are or are not registered for resale under the Securities Act as specified above in “Details of Net Share Settlement”.

If MLI would be obligated to pay cash to Counterparty pursuant to the terms of the Agreement as a result of the declaration by MLI of an Early Termination Date as a result of an Event of Default or Termination Event with respect to the Counterparty, then Counterparty may elect that MLI deliver to Counterparty a number of Shares having an equivalent value (such number of Shares to be delivered to be determined by the Calculation Agent acting in a commercially reasonable manner and taking into account relevant factors, including whether or not the Shares are subject to legal or other restrictions on transfer and the costs and expenses associated with disposing of such Shares). Settlement relating to any delivery of Shares pursuant to this paragraph shall occur within a reasonable period of time. In connection with any such election to receive Shares instead of cash, the Counterparty shall confirm that it is not in possession of material non-public information regarding the Shares or the Counterparty.

Additional Agreements, Representations and Covenants of Counterparty, Etc.:

Compliance with Securities Laws:

Each party represents and agrees that it has complied, and will comply, in connection with each Transaction and all related or contemporaneous sales and purchases of Shares, with the applicable provisions of the Securities Act, and the Exchange Act, and the rules and regulations each thereunder, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act; provided that each party shall be entitled to rely conclusively on any information communicated by the other party concerning such other party’s market activities.

Each party further represents and warrants that if such party (“X”) purchases any Shares from the other party pursuant to any Transaction, such purchase(s) will comply in all material respects with (i) all laws and regulations applicable to X and (ii) all contractual obligations of X.

Each party acknowledges that the offer and sale of each Transaction to it is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof and the provisions of Regulation D thereunder (“Regulation D”). Accordingly, each party represents and warrants to the other that (i) it has the financial ability to bear the economic risk of its investment in each Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined under Regulation D, (iii) it will purchase each Transaction for investment and not with a view to the distribution or resale thereof, and (iv) the disposition of each Transaction is restricted under this Confirmation, the Securities Act and state securities laws.

Counterparty represents and warrants as of the date hereof, each Trade Date, the next Scheduled Trading Day following a Potential Repurchase Day unless such day is also a Potential Repurchase Date and each date on which it makes an election in respect of Net Share Settlement or another optional Share delivery that:

(a) each of its filings under the Exchange Act that are required to be filed from and including the ending date of Counterparty’s most recent prior fiscal year have been filed, and that, as of the respective dates thereof and hereof, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading;

(b) Counterparty is not in possession of material non-public information regarding the Shares or the Counterparty;

(c) Counterparty is not entering into any Transaction to facilitate a distribution of the common stock or in connection with a future distribution of securities;

(d) Counterparty is not entering into any Transaction to create actual or apparent trading activity in the common stock (or any security convertible into or exchangeable for common stock) or to manipulate the price of the common stock (or any security convertible into or exchangeable for common stock);

(e) Counterparty is entering into each Transaction in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”); it is the intent of the parties that each Transaction comply with the requirements of Rule l0b5-l(c)(1)(i)(A) and (B) and each Transaction shall be interpreted to comply with the requirements of Rule 10b5-l(c) (the “Plan”); Counterparty will not seek to control or influence MLI or MLPF&S to make “purchases or sales” (within the meaning of Rule 10b5-1(c)(l)(i)(B)(3)) under any Transaction, including, without limitation, any decision to enter into any hedging transactions; Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of each Transaction under Rule 10b5-1;

(f) Neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the applicable Trade Date;

(g) The purchase or writing of each Transaction will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act, and Counterparty is not entering into any Transaction in anticipation of, or in connection with, or to facilitate a self-tender offer or a third-party tender offer;

(h) Each Transaction is consistent with the publicly announced program of Counterparty to repurchase, from time to time, Shares (the “Repurchase Program”); and

(i) Counterparty has full power and authority to undertake the Repurchase Program, and the Repurchase Program has been duly authorized and remains valid.

MLI represents and warrants, at all times beginning on the date of this Master Confirmation through and including the Valuation Date, that:

(a) MLI is not entering into this Confirmation or any Transaction to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) in violation of Section 9(a) or Section 10 of the Exchange Act; and

(b) MLI has implemented reasonable policies and procedure, taking into consideration the nature of its business, to ensure that individuals making decisions to purchase Shares in connection with the Transactions would not violate laws prohibiting trading on the basis of material non-public information concerning Counterparty or the Shares at all relevant times.

Counterparty covenants and agrees that:

(a) during the term of each Transaction to promptly notify MLI telephonically (which oral communication shall be promptly confirmed by telecopy to MLI) if Counterparty determines that as a result of an acquisition or other business transaction or for any other reason Counterparty will be engaged in a distribution of Shares or other securities for which the Shares are a reference security for purposes of Rule 102 of Regulation M under the Exchange Act and to promptly notify MLI by telecopy of the period commencing on the date that is one (1) business day before the commencement of such distribution and ending on the day on which Counterparty completes the distribution (the “Distribution Period”); for the purposes of this Confirmation, the “term” of a Transaction shall not be considered to have been completed until all Shares required to be transferred to party hereto have been duly transferred and all cash amounts required to be paid to a party hereto have been duly paid;

(b) without the prior written consent of MLI, neither Counterparty nor any “affiliated purchaser” (as such term is defined in Rule 10b-18 under the Exchange Act) will acquire Shares (or equivalent interests or securities exchangeable, convertible or exercisable into Shares) or be a party to any repurchase or similar agreements pursuant to which a valuation, averaging or hedging period or similar such period overlaps or potentially overlaps with the term of any Transaction, other than (i) any acquisition of Shares (or any security convertible into or exchangeable for Shares) by Counterparty from holders of awards granted under Counterparty’s stock incentive plans, in connection with vesting, exercise, settlement, expiration or termination of such awards (or Counterparty being a party to a repurchase or similar agreement for such purpose), (ii) any acquisition of Shares (or any securities convertible into or exchangeable for Shares) by any “affiliated purchaser” (as such term is defined in Rule 10b-18 under the Exchange Act) of Counterparty pursuant to awards granted under the Counterparty’s stock incentive plans or pursuant to the Counterparty’s share purchase or 401(k) plan(s), (iii) any acquisition of Shares (or any securities convertible into or exchangeable for Shares) by the Counterparty in a private transaction from any director or employee of the Counterparty, (iv) any acquisition of Shares by Counterparty as contemplated in the definition of Potential Repurchase Day and (v) in those transactions already disclosed in writing to MLI;

(c) Counterparty shall report each Transaction as required in any applicable report filed by the Counterparty pursuant to the Exchange Act in compliance with Regulation S-K and/or Regulation S-B under the Exchange Act, as applicable;

(d) If a Potential Repurchase Day is elected by the Counterparty, the Counterparty shall advise MLI by 8 p.m. New York City Time on each such Potential Repurchase Day if any purchase made by the Counterparty was a block purchase within the meaning of Rule 10b-18(b)(4); and

(e) If the Counterparty elects two or more consecutive Potential Repurchase Days, MLI may make adjustments to the terms of this Master Confirmation or the relevant Confirmation that will compensate MLI in its good faith and commercially reasonable judgment for the loss in the value of the applicable Transaction resulting from the election of consecutive Potential Repurchase Days.

Counterparty acknowledges and agrees that:

(a) Each Transaction is a derivatives transaction; MLI may purchase Shares for its own account at an average price that may be greater than, or less than, the price paid by Counterparty under the terms of such Transaction; Counterparty also acknowledges that its purchase of Shares hereunder will not qualify as a Rule 10b-18 purchase, as defined in Rule 10b-18 under the Exchange Act, and that, in connection with each Transaction, in addition to purchases of Delivered Shares (as defined below), MLI will be engaging in customary hedging activities in its sole discretion for its own account and that such activities may involve purchases that, as to time, price and amount, may not necessarily satisfy the conditions specified in Rule 10b-18; and

(b) Notwithstanding the generality of Section 13.1 of the Equity Definitions, MLI is not making any representations or warranties with respect to the treatment of any Transaction under FASB Statements 133 as amended or 150, EITF 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

MLI covenants and agrees that:

(a) Notwithstanding anything in the foregoing to the contrary, any Shares delivered to the Counterparty or acquired to close out a stock borrow position related to the Repurchase Shares shall be purchased by MLI in a manner that would comply with the limitations set forth in clauses (b)(2), (b)(3), (b)(4) and (c) of Rule 10b-18 as if such purchases were made by the Counterparty (“Delivered Shares”); and

(b) If a Potential Repurchase Day is elected by the Counterparty, MLI will notify the Counterparty by 5 p.m. New York City time on the date of election of such Potential Repurchase Day whether MLI has made a block purchase within the meaning of Rule 10b-18(b)(4) in connection with the relevant Transaction for the week containing the designated Potential Repurchase Day.

Account Details:

Account for payments to Counterparty:	Bank of America
ABA#
A/C:
Account Name: Franklin Resources, Inc

Account for payment to MLI:	JP Morgan Chase Bank, New York
ABA#
FAO: MLI Equity Derivatives
A/C:

Bankruptcy Rights:

In the event of Counterparty’s bankruptcy, MLI’s rights in connection with any Transaction shall not exceed those rights held by common shareholders. For the avoidance of doubt, the parties acknowledge and agree that MLI’s rights with respect to any other claim arising from any Transaction prior to Counterparty’s bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

Set-Off:

The Set-off provisions in the Agreement shall apply to each Transaction, except in the event of Counterparty’s or MLI’s bankruptcy, in which case each of the parties waives any and all rights it may have to set-off, whether arising under any agreement, applicable law or otherwise.

Collateral:	None.

Transfer:

Counterparty may transfer any of its rights or delegate its obligations under any Transaction with the prior written consent of MLI. MLI may assign and delegate its rights and obligations under any Transaction (the “Transferred Obligations”) to any subsidiary of ML & Co. (the “Assignee”) by notice specifying the effective date of such transfer (“Effective Date”) and including an executed acceptance and assumption by the Assignee of the Transferred Obligations; provided that (i) the obligations of the Assignee shall be guaranteed by a guarantee of Merrill Lynch & Co. in the form attached as Exhibit B; (ii) Counterparty will not, as a result of such transfer, be required to pay to the Assignee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)) greater than the amount in respect of which Counterparty would have been required to pay to MLI in the absence of such transfer; (iii) Such assignment or delegation will not result in any adverse regulatory consequences to Counterparty; and (iv) the Assignee will not, as a result of such transfer, be required to withhold or deduct on account of a Tax under Section 2(d)(i) of the Agreement (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)) an amount in excess of that which MLI would have been required to withhold or deduct in the absence of such transfer, unless the Assignee would be required to make additional payments pursuant to Section 2(d)(i)(4) of the Agreement corresponding to such excess. On the Effective Date, (a) MLI shall be released from all obligations and liabilities arising under the Transferred Obligations; and (b) if MLI has not assigned and delegated its rights and obligations under the Agreement and all Transactions thereunder, the Transferred Obligations shall cease to be a Transaction under the Agreement and shall be deemed to be a Transaction under the master agreement, if any, between Assignee and Counterparty, provided that, if at such time Assignee and Counterparty have not entered into a master agreement, Assignee and Counterparty shall be deemed to have entered into an ISDA form of Master Agreement (Multicurrency-Cross Border) and Schedule substantially in the form of the Agreement but amended to reflect the name of the Assignee and the address for notices and any amended representations under Part 2 of the Agreement as may be specified in the notice of transfer.

Regulation:	MLI is regulated by The Securities and Futures Authority Limited and has entered into each Transaction as principal.

Indemnity:

Each party hereto (an “Indemnifying Party”) agrees to indemnify the other party, its Affiliates and their respective directors, officers, agents and controlling parties (each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, to which such Indemnified Party may become subject because of the untruth of any representation by the Indemnifying Party or a breach by the Indemnifying Party of any agreement or covenant under this Confirmation, in the Agreement, the Plan or any other agreement relating to the Agreement or any Transaction and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of, any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto.

Indemnifying Party will not be liable under this provision to the extent that any loss, claim, damage, liability or expense results from Indemnified Party’s gross negligence and/or willful misconduct.

ISDA Master Agreement

With respect to the Agreement, MLI and Counterparty each agree as follows:

Specified Entities:

(i) in relation to MLI, for the purposes of:
(ii)
Section 5(a)(v):	not applicable
Section 5(a)(vi):	not applicable
Section 5(a)(vii):	not applicable
Section 5(b)(iv):	not applicable

and (ii) in relation to Counterparty, for the purposes of:

Section 5(a)(v):	not applicable
Section 5(a)(vi):	not applicable
Section 5(a)(vii):	not applicable
Section 5(b)(iv):	not applicable

“Specified Transaction” will have the meaning specified in Section 14 of the Agreement.

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will not apply to MLI and Counterparty.

The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to MLI or to Counterparty.

Payments on Early Termination for the purpose of Section 6(e) of the Agreement: (i) Market Quotation shall apply; and (ii) the Second Method shall apply.

“Termination Currency” means USD.

Tax Representations:

(I)

For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(II)	For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:

(i)	MLI represents that it is a company organized under the laws of England and Wales.

(ii)	Counterparty represents that it is a corporation incorporated under the laws of the State of Delaware.

Delivery Requirements: For the purpose of Sections 3(d), 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:

Tax forms, documents or certificates to be delivered are:

Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, and deliver to the other party, United States Internal Revenue Service Form W-9 or W-8 BEN, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such form(s) previously provided by the other party has become obsolete or incorrect.

Other documents to be delivered:

Party Required to Deliver Document	Document Required to be Delivered	When Required	Covered by Section 3(d) Representation

Counterparty	Copy of the resolution of the Board of Directors or equivalent document authorizing the Repurchase Program	Upon or before execution and delivery of this Confirmation	Yes

Each party	Executed Supplemental Confirmation, substantially in the form of Exhibit A hereto, in respect of each Transaction	On or before the corresponding Trade Date	Yes

MLI	Guarantee of its Credit Support Provider, substantially in the form of Exhibit C attached hereto, together with evidence of the authority and true signatures of the signatories, if applicable	Upon or before execution and delivery of this Confirmation	Yes

Addresses for Notices: For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to MLI:

Address:	Merrill Lynch International
Merrill Lynch Financial Centre
2 King Edward Street, London EC1A 1HQ
Attention: Manager, Fixed Income Settlements
Facsimile No.:
Telephone No.: +44 207 995 3769

(For all purposes)

Additionally, a copy of all notices pursuant to Sections 5, 6, and 7 as well as any changes to Counterparty’s address, telephone number or facsimile number should be sent to:

Address: GMI Counsel

Merrill Lynch World Headquarters

4 World Financial Center, 5th Floor

New York, New York 10080

Attention: Global Equity Derivatives

Facsimile No.:              Telephone No.: 212 449-6309

Address for notices or communications to Counterparty for all purposes:

Franklin Resources, Inc.

One Franklin Parkway

San Mateo, CA 94403-1906

Attention:	Kenneth A. Lewis, Senior Vice President - Chief Financial Officer and Treasurer
Facsimile No.: Telephone No.: (650) 312-2230
Shelly Painter
Facsimile No.: Telephone No.: (650)312-6249
Barry Forbes
Facsimile No.: Telephone No.: (954) 527-7346
Craig S. Tyle, Executive Vice President and General Counsel
Facsimile No.: Telephone No.: (650) 312-4161
Barbara J. Green, Vice President, Deputy General Counsel and Secretary
Facsimile No.: Telephone No.: (650) 525-7188

Process Agent: For the purpose of Section 13(c) of the Agreement, MLI appoints as its process agent:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

222 Broadway, 16th Floor

New York, NY 10038

Attention: Litigation Department

Counterparty does not appoint a Process Agent.

Multibranch Party. For the purpose of Section 10(c) of the Agreement: Neither MLI nor Counterparty is a Multibranch Party.

Calculation Agent. The Calculation Agent is MLI, whose judgments, determinations and calculations in each Transaction and any related hedging transaction between the parties shall be made in good faith and in a commercially reasonable manner.

Credit Support Document.

MLI: Guarantee of ML&Co in the form attached hereto as Exhibit B.

Counterparty: Not Applicable

Credit Support Provider.

With respect to MLI: Merrill Lynch and Co. and with respect to Counterparty, Not Applicable.

Governing Law. This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York.

Netting of Payments. The provisions of Section 2(c) of the Agreement shall not be applicable to each Transaction; provided, however, that with respect to this Agreement or any other ISDA Master Agreement between the parties, any Share delivery obligations on any day of Counterparty, on the one hand, and MLI, on the other hand, shall be netted. The resulting Share delivery obligation of a party upon such netting shall be rounded down to the nearest number of whole Shares, such that neither party shall be required to deliver any fractional Shares.

Accuracy of Specified Information. Section 3(d) of the Agreement is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person.”

Basic Representations. Section 3(a) of the Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:

Eligible Contract Participant; Line of Business. It is an “eligible contract participant” as defined in the Commodity Futures Modernization Act of 2000, and it has entered into this Confirmation and each Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.

Amendment of Section 3(a)(iii). Section 3(a)(iii) of the Agreement is modified to read as follows:

No Violation or Conflict. Such execution, delivery and performance do not materially violate or conflict with any law known by it to be applicable to it, any provision of its constitutional documents, any order or judgment of any court or agency of government applicable to it or any of its assets or any material contractual restriction relating to Specified Indebtedness binding on or affecting it or any of its assets.

Additional Representations:

Counterparty Representations. As of the date hereof and each Trade Date, Counterparty represents and warrants that it: (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into each Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction; and (iii) is entering into each Transaction for a bona fide business purpose to hedge or repurchase Shares.

As of the date hereof and each Trade Date, Counterparty represents and warrants that it is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Counterparty’s ability to perform its obligations hereunder.

As of the date hereof and each Trade Date, Counterparty is not insolvent.

Acknowledgements:

(1) The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to any Transaction, except as set forth in this Confirmation and the Master Agreement.

(2) The parties hereto intend for:

(a) each Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b) a party’s right to liquidate each Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c) all payments for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Amendment of Section 6(d)(ii). Section 6(d)(ii) of the Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefor “on the day that is three Local Business Days after the day”. Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefor “three Local Business Days.”

Amendment of Definition of Reference Market-Makers. The definition of “Reference Market-Makers” in Section 14 is hereby amended by adding in clause (a) after the word “credit” and before the word “and” the words “or to enter into transactions similar in nature to Transactions”.

Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party”), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.

Disclosure / Confidentiality. Each party hereby acknowledges and agrees that MLI has authorized Counterparty to disclose this Confirmation and each Transaction and any related hedging transaction between the parties to any and all persons. The Parties and Agent agree to treat the Valuation Date, First Acceleration Date, Aggregate Adjustment Amount, Ordinary Dividend Amount, Scheduled Dividend Dates, and Settlement Price Adjustment Amount as set forth in any Supplemental Confirmation as confidential and not to disclose them to any other person except as required by applicable law or the regulations of an applicable securities exchange (in which case MLI or Agent, as the case may be, shall inform Counterparty promptly of such disclosure). Each party agrees that notwithstanding anything to the contrary in this Confirmation, the confidentiality obligation of the preceding sentence shall survive the termination of this Confirmation and the Transactions, and shall remain in effect until the seventh anniversary of the date of this Master Confirmation.

Severability. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Affected Parties. For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Master Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

MERRILL LYNCH INTERNATIONAL

By:	/s/ W. Morley
Name:	William Morley
Title:	Authorised Signatory

Confirmed as of the date first above written:

FRANKLIN RESOURCES, INC.

By:	/s/ Kenneth Lewis
Name:	Kenneth Lewis
Title:	S.V.P. / C.F.O.

Acknowledged and agreed as to matters relating to the Agent:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, solely in its capacity as Agent hereunder

By:	/s/ Angelina Lopes
Name:	Angelina Lopes
Title:

EXHIBIT A

FORM OF SUPPLEMENTAL CONFIRMATION

Supplemental Confirmation of OTC ASAP Minus (VWAP Pricing)

Date:	March 13, 2007	ML Ref: •

To:	Franklin Resources, Inc. (“Counterparty”)

Attention:	Shelly Painter

From:	Merrill Lynch International (“MLI”)
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ

Dear Sir / Madam:

Capitalized terms used herein, unless defined herein, have the meanings set forth in the Master Confirmation of OTC ASAP Minus (VWAP Pricing) between Counterparty and MLI, dated as of March 13, 2007.

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of a Transaction under the Master Confirmation.

The terms of the Transaction to which the Supplemental Confirmation relates are as follows:

Trade Date:	March 13, 2007

Initial Share Price:	USD $116.14

Valuation Date:	*******, 2007

First Acceleration Date:	*******, 2007

Number of Shares:	4,000,000

Aggregate Adjustment Amount:	*******

Ordinary Dividend Amount:	USD $*******

Scheduled Dividend Dates:	*********************

Settlement Price Adjustment Amount:	******* basis points multiplied by *******

Valuation Period:

Notwithstanding the definition of Valuation Period in the Master Confirmation dated March 13, 2007, the following definition shall apply to this Transaction: “For each Transaction, each Scheduled Trading Day from and including the third Business Day after the Trade Date to and including the Valuation Date; provided, that with respect to each Suspension Event (if any) affecting such Scheduled Trading Days, MLI may, by written notice to Counterparty (which notice shall not specify the reason for MLI’s election to suspend the Valuation Period), exclude the Scheduled Trading Day(s) on which such Suspension Event has occurred (such days, “Suspension Event Days”) and extend the last possible Valuation Date by the total number of such Suspension Event Days; provided, further, that notwithstanding anything to the contrary in the Equity Definitions, to the extent that any Scheduled Trading Days in the Valuation Period are Disrupted Days, the Calculation Agent may exclude such Disrupted Days and extend the last possible Valuation Date by the number of such Disrupted Days (in addition to any Suspension Event Days, without duplication).

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Supplemental Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

MERRILL LYNCH INTERNATIONAL

By:	/s/ W. Morley
Name:	William Morley
Title:	Authorised Signatory

Confirmed as of the date first above written:

FRANKLIN RESOURCES, INC.

By:	/s/ Kenneth Lewis
Name:	Kenneth Lewis
Title:	S.V.P. / C.F.O.

Acknowledged and agreed as to matters relating to the Agent:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, solely in its capacity as Agent hereunder

By:	/s/ Angelina Lopes
Name:	Angelina Lopes
Title:

EXHIBIT B

GUARANTEE OF MERRILL LYNCH & CO., INC.

FOR VALUE RECEIVED, receipt of which is hereby acknowledged, MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (“ML & Co.”), hereby unconditionally guarantees to Franklin Resources, Inc. (the “Company”), the due and punctual payment of any and all amounts payable by Merrill Lynch International, a company organized under the laws of England and Wales (“MLI”), under the terms of the Master Confirmation of OTC ASAP Minus (VWAP Pricing) between the Company and MLI, dated as of March 13, 2007 (with the Supplemental Confirmations thereto, the “Agreement”), including, in case of default, interest on any amount due, when and as the same shall become due and payable, whether on the scheduled payment dates, at maturity, upon declaration of termination or otherwise, according to the terms thereof. In case of the failure of MLI punctually to make any such payment, ML & Co. hereby agrees to make such payment, or cause such payment to be made, promptly upon demand made by the Company to ML & Co.; provided, however that delay by the Company in giving such demand shall in no event affect ML & Co.’s obligations under this Guarantee. This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment guaranteed hereunder, in whole or in part, is rescinded or must otherwise be returned by the Company upon the insolvency, bankruptcy or reorganization of MLI or otherwise, all as though such payment had not been made. This is a guarantee of payment in full, not collection.

ML & Co. hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement; the absence of any action to enforce the same; any waiver or consent by the Company concerning any provisions thereof; the rendering of any judgment against MLI or any action to enforce the same; or any other circumstances that might otherwise constitute a legal or equitable discharge of a guarantor or a defense of a guarantor. ML & Co. covenants that this guarantee will not be discharged except by complete payment of the amounts payable under the Agreement. This Guarantee shall continue to be effective if MLI merges or consolidates with or into another entity, loses its separate legal identity or ceases to exist.

ML & Co. hereby waives diligence; presentment; protest; notice of protest, acceleration, and dishonor; filing of claims with a court in the event of insolvency or bankruptcy of MLI; all demands whatsoever, except as noted in the first paragraph hereof; and any right to require a proceeding first against MLI.

ML & Co. hereby certifies and warrants that this Guarantee constitutes the valid obligation of ML & Co. and complies with all applicable laws.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee may be terminated at any time by notice by ML & Co. to the Company given in accordance with the notice provisions of the Agreement, effective upon receipt of such notice by the Company or such later date as may be specified in such notice; provided, however, that this Guarantee shall continue in full force and effect with respect to any obligation of MLI under the Agreement entered into prior to the effectiveness of such notice of termination.

This Guarantee becomes effective concurrent with the effectiveness of the Agreement, according to its terms.

IN WITNESS WHEREOF, ML & Co. has caused this Guarantee to be executed in its corporate name by its duly authorized representative.

MERRILL LYNCH & CO., INC.

By:	/s/ Patricia Kreplewnick
Name:	Patricia Kreplewnick
Title:	Designated Signatory
Date:	March 13, 2007

COVER STATEMENT

CLIENT/COUNTERPARTY RELATIONSHIP

Dear Client/Counterparty:

Merrill Lynch is pleased to provide the attached statement of Generic Risks Associated with Over-the-Counter Derivative Transactions under this Cover Statement that concerns, among other things, the nature of our relationship with you in the context of such transactions. This statement was developed for our new and our ongoing client/counterparties in response to suggestions that OTC derivative dealers consider taking steps to ensure that market participants utilizing OTC derivatives understand their risk exposures and the nature of their relationships with dealers before they enter into OTC derivative transactions.

Merrill Lynch (“we”) are providing to you and your organization (“you”) the attached statement of Generic Risks Associated with Over-the-Counter Derivative Transactions in order to identify, in general terms, certain of the principal risks associated with individually negotiated over-the-counter (“OTC”) derivative transactions. The attached statement does not purport to identify the nature of the specific market or other risks associated with a particular transaction.

Before entering into an OTC derivative transaction, you should ensure that you fully understand the terms of the transaction, relevant risk factors, the nature and extent of your risk of loss and the nature of the contractual relationship into which you are entering. You should also carefully evaluate whether the transaction is appropriate for you in light of your experience, objectives, financial resources, and other relevant circumstances and whether you have the operational resources in place to monitor the associated risks and contractual obligations over the term of the transaction. If you are acting as a financial adviser or agent, you should evaluate these considerations in light of the circumstances applicable to your principal and the scope of your authority.

If you believe you need assistance in evaluating and understanding the terms or risks of a particular OTC derivative transaction, you should consult appropriate advisers before entering into the transaction.

Unless we have expressly agreed in writing to act as your adviser with respect to a particular OTC derivative transaction pursuant to terms and conditions specifying the nature and scope of our advisory relationship, we are acting in the capacity of an arm’s length contractual Counterparty to you in connection with the transaction and not as your financial adviser or fiduciary. Accordingly, unless we have so agreed to act as your adviser, you should not regard transaction proposals, suggestions or other written or oral communications from us as recommendations or advice or as expressing our view as to whether a particular transaction is appropriate for you or meets your financial objectives.

Finally, we and/or our affiliates may from time to time take proprietary positions and/or make a market in instruments identical or economically related to OTC derivative transactions entered into with you, or may have an investment banking or other commercial relationship with and access to information from the issuer(s) of securities, financial instruments, or other interests underlying OTC derivative transactions entered into with you. We may also undertake proprietary activities, including hedging transactions related to the initiation or termination of an OTC derivative transaction with you, that may adversely affect the market price, rate index or other market factor(s) underlying an OTC derivative transaction entered into with you and consequently the value of the transaction.

A. GENERIC RISKS ASSOCIATED WITH

OVER-THE-COUNTER DERIVATIVE TRANSACTIONS

OTC derivative transactions, like other financial transactions, involve a variety of significant risks. The specific risks presented by a particular OTC derivative transaction necessarily depend upon the terms of the transaction and your circumstances. In general, however, all OTC derivative transactions involve some combination of market risk, credit risk, funding risk and operational risk.

Market risk is the risk that the value of a transaction will be adversely affected by fluctuations in the level or volatility of or correlation or relationship between one or more market prices, rates or indices or other market factors or by illiquidity in the market for the relevant transaction or in a related market.

Credit risk is the risk that a Counterparty will fail to perform its obligations to you when due.

Funding risk is the risk that, as a result of mismatches or delays in the timing of cash flows due from or to your counterparties in OTC derivative transactions or related hedging, trading, collateral or other transactions, you or your Counterparty will not have adequate cash available to fund current obligations.

Operational risk is the risk of loss to you arising from inadequacies in or failures of your internal systems and controls for monitoring and quantifying the risks and contractual obligations associated with OTC derivative transactions, for recording and valuing OTC derivative and related transactions, or for detecting human error, systems failure or management failure.

There may be other significant risks that you should consider based on the terms of a specific transaction. Highly customized OTC derivative transactions in particular may increase liquidity risk and introduce other significant risk factors of a complex character. Highly leveraged transactions may experience substantial gains or losses in value as a result of relatively small changes in the value or level of an underlying or related market factor.

Because the price and other terms on which you may enter into or terminate an OTC derivative transaction are individually negotiated, these may not represent the best price or terms available to you from other sources.

In evaluating the risks and contractual obligations associated with a particular OTC derivative transaction, you should also consider that an OTC derivative transaction may be modified or terminated only by mutual consent of the original parties and subject to agreement on individually negotiated terms. Accordingly, it may not be possible for you to modify, terminate or offset your obligations or your exposure to the risks associated with a transaction prior to its scheduled termination date.

Similarly, while market makers and dealers generally quote prices or terms for entering into or terminating OTC derivative transactions and provide indicative or mid-market quotations with respect to outstanding OTC derivative transactions, they are generally not contractually obligated to do so. In addition, it may not be possible to obtain indicative or mid-market quotations for an OTC derivative transaction from a market maker or dealer that is not a Counterparty to the transaction. Consequently, it may also be difficult for you to establish an independent value for an outstanding OTC derivative transaction. You should not regard your Counterparty’s provision of a valuation or indicative price at your request as an offer to enter into or terminate the relevant transaction at that value or price, unless the value or price is identified by the Counterparty as firm or binding.

This brief statement does not purport to disclose all of the risks and other material considerations associated with OTC derivative transactions. You should not construe this generic disclosure statement as business, legal, tax or accounting advice or as modifying applicable law. You should consult your own business, legal, tax and accounting advisers with respect to proposed OTC derivative transactions and you should refrain from entering into any OTC derivative transaction unless you have fully understood the terms and risks of the transaction, including the extent of your potential risk of loss.